________________________________________________________________________

Important Notice Regarding Availability of Proxy Materials for the
Community Trust Bancorp, Inc. Annual Meeting of Shareholders
 to be held on April 22, 2008
 _______________________________________________________________________

COMMUNITY TRUST BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2008

The Annual Meeting of Shareholders of Community Trust Bancorp, Inc. (“CTBI”) will be held at Community Trust Bank, Inc., 346 North Mayo Trail, Pikeville, Kentucky, on Tuesday, April 22, 2008 at 10:00 a.m. EDT for the following purposes:

1.	To elect a Board of eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify.

2.	To ratify and approve the appointment of BKD, LLP as CTBI’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those holders of stock of record at the close of business on February 29, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The Board of Directors recommends that you vote for each of the nominees for director, for the ratification and approval of the independent registered public accounting firm and grant discretion on such other business as may properly come before the meeting or any adjournment.

This year CTBI is furnishing proxy materials to our shareholders over the Internet.  This Notice presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting. If you would like to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a paper or e-mail copy.  Please make your request for a copy as instructed below on or before April 11, 2008, to facilitate timely delivery.  Please note that for your convenience this year, CTBI will mail a copy of the 2007 Annual Report to Shareholders and the proxy card to you in approximately 10 days.

You may access the following proxy materials at ww3.ics.adp.com/streetlink/ctbi:

•	Notice of Annual Meeting of Shareholders
•	CTBI’s Proxy Statement
•	CTBI’s 2007 Annual Report to Shareholders
•	Proxy Card

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to investorrelations@ctbi.com, calling 1-800-422-1090 ext. 3279, or by making a request online at ww3.ics.adp.com/streetlink/ctbi.  You will also have an opportunity to request to receive paper copies for future meetings on this website.

Shareholders are cordially invited to attend the Annual Meeting of Shareholders. You may obtain directions to the meeting location by calling the toll-free number shown above. We hope you will attend the meeting and vote your shares in person.

By Order of the Board of Directors

Pikeville, Kentucky	/s/ Jean R. Hale
Date: March 12, 2008	Jean R. Hale
Chairman, President, and CEO

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT A PROXY.  IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT ANY TIME BEFORE YOUR PROXY IS EXERCISED.

Community Trust Bancorp, Inc.
346 North Mayo Trail
Pikeville, Kentucky 41501

PROXY STATEMENT

Annual Meeting of Shareholders
to be held April 22, 2008

INTRODUCTION

Proxy materials, including this Proxy Statement, a proxy card, and our 2007 Annual Report to Shareholders, are being distributed and made available on or about March 12, 2008. These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of CTBI for use at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 2008, at 10:00 a.m. (EDT), at Community Trust Bank, Inc., 346 North Mayo Trail, Pikeville, Kentucky, and any adjournments thereof.  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

In accordance with rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials to our shareholders by providing access to such documents on the Internet.  Accordingly, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to our shareholders of record at the close of business on February 29, 2008.  Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail.  Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.  Choosing to receive future proxy materials by e-mail will allow us to conserve natural resources and save us the cost of printing and mailing documents to you.

The cost of solicitation of proxies will be borne by CTBI.  In addition to the use of the mail, proxies may be solicited in person, by telephone and other means of communication by directors, officers, and other employees of CTBI, none of whom will receive additional compensation for such services.  CTBI will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of stock held of record by them and will pay the reasonable expenses of such persons for forwarding such materials.  This Proxy Statement and the related proxy materials are first being distributed and made available to shareholders of CTBI on or about March 12, 2008.

RECORD DATE AND VOTING SECURITIES

The Common Stock of CTBI (“Common Stock”) is the only class of outstanding voting securities.  Only holders of Common Stock of record at the close of business on February 29, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  At the Record Date, there were 14,961,336 shares of Common Stock outstanding.  With respect to the election of directors, shareholders have cumulative voting rights.  Accordingly, each shareholder will have the right to cast as many votes in the aggregate as equals the number of shares of Common Stock held by the shareholder multiplied by the number of directors to be elected at the Annual Meeting.  Each shareholder may cast all of his or her votes for one candidate or distribute such votes among two or more candidates.  Shareholders will be entitled to one vote for each share of Common Stock held of record on the Record Date with regard to all other matters that properly come before the Annual Meeting or any adjournment thereof.

Each proxy, unless the shareholder otherwise specifies, will be voted in favor of the election of the eight nominees for director named herein and the approval of the appointment of BKD, LLP as CTBI’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.  Where a shareholder has appropriately specified how the proxy is to be voted, it will be voted accordingly.  As to any other matter which may properly be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy.  A shareholder may revoke his or her proxy at any time prior to its exercise.  Revocation may be effected by written notice to CTBI, by a subsequently dated proxy received by CTBI, by oral revocation in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting or any adjournment thereof.

A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting.  Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.  If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.

PRINCIPAL SHAREHOLDER

The following table sets forth information as to each shareholder known by CTBI to beneficially own more than five percent of the Common Stock as of the Record Date.

Beneficial Owners	Amount and Nature	Percent
Name and Address	of Beneficial Ownership	of Class
Community Trust and Investment Company	1,489,708 (1)	10.0%
As Fiduciary
100 East Vine St., Suite 400
Lexington, Kentucky 40507

(1)  The shares indicated are held by Community Trust and Investment Company, a subsidiary of CTBI, in fiduciary capacities as trustee, executor, agent, or otherwise.  Of the shares indicated, Community Trust and Investment Company has sole voting rights with respect to 1,336,213 shares and no voting rights with respect to 153,495 shares.  Community Trust and Investment Company has shared investment authority with respect to 84,478 shares, sole investment authority with respect to 287,824 shares, and no authority with respect to 14,180 shares; 574,724 shares are held by CTBI’s Employee Stock Ownership Plan (“ESOP”) and 528,502 shares are held by the 401(k) Plan. Each participant for whom shares are maintained in his or her Plan account are entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to such shares. The Trustee shall vote in its discretion all unallocated shares and all shares for which no voting instructions are timely received.

ELECTION OF DIRECTORS

CTBI’s directors are elected at each annual meeting of shareholders and hold office until the next election of directors or until their successors are duly elected and qualify.  The persons named below, all of whom currently serve as directors of CTBI, have been nominated for election to serve until the 2008 Annual Meeting of Shareholders.  The following table sets forth certain information respecting the persons nominated to be directors of CTBI as of the Record Date:

					Amount and
		Positions			Nature of
		And	Director	Principal	Beneficial		Percent
Name and Age (1)		Offices	Since	Occupation (2)	Ownership	(3)	of Class

Charles J. Baird; 58		Director	1987	Attorney, Baird and Baird, P.S.C.	284,536	(5)	1.9%

Nick A. Cooley; 74		Director	1980	President, Unit Coal Corporation	59,644		(4)

Jean R. Hale; 61	*	Chairman, President, and CEO	1993	Chairman, President, and CEO, Community Trust Bancorp, Inc.	220,941	(6)	1.5%

James E. McGhee II; 50		Director	2005	President, Three JC Investments	17,129	(7)	(4)

M. Lynn Parrish; 58		Director	1993	President, Marwood Land Company, Inc.	115,574	(8)	(4)

Gov. Paul E. Patton; 70		Director	2004	Retired	18,434	(9)	(4)

Dr. James R. Ramsey; 59	**	Director	2003	President, University of Louisville	3,200		(4)

Gary G. White; 58		Director	2007	President and CEO, International Industries, Inc.	0		(4)

		All directors and executive officers as a group			1,047,164	(10)	7.0%
		(17 in number including the above named individuals)

   *         Jean R. Hale is also Chairman of the Board of Directors of Community Trust Bank, Inc. andCommunity Trust and Investment Company.

**         Dr. Ramsey is also a director of Texas Roadhouse, Inc.

(1)	The ages listed are as of February 29, 2008.

(2)
Each of the nominees has been engaged in the principal occupation specified above for five years or more, except Ms. Hale, Governor Patton, Mr. McGhee, and Mr. Parrish.  Ms. Hale was promoted from Vice Chairman of the Board to Chairman of the Board on December 31, 2004.  Governor Patton was elected as Kentucky’s 59th governor in 1995.  After serving eight years as Governor, he is now retired from public office and volunteers his time as a fund-raiser at Pikeville College.  Mr. McGhee sold Dyno East Kentucky dba Mountain Valley Explosives in 2006 and formed Three JC Investments.  Knott Floyd Land Co., Inc. was acquired in October 2006, and Mr. Parrish resigned concurrently.  Mr. Parrish has been president of Marwood Land Company, Inc. for more than ten years.

(3)
Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own a security if the person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to beneficially own any shares which that person has the right to acquire beneficial ownership within sixty days.  Shares of Common Stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person.  Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares held by them.

(4)	Less than 1 percent.

(5)
Includes 5,649 shares held as trustee under various trust agreements established by Mr. Baird’s mother, Florane J. Baird, for her grandchildren, 213,705 shares held as trustee of the Bryan M. Johnson Testamentary Trust FBO Rosemary Dean, 58,000 shares held as trustee of the Carolyn A. Baird Family Trust, and 182 shares held by Mr. Baird’s wife, over which Mr. Baird has no voting or investment power.

(6)
Includes 89,164 shares which Ms. Hale may acquire pursuant to options exercisable within sixty days of the Record Date and 11,660 shares held in the ESOP and 40,582 shares held in the 401(k) Plan which Ms. Hale has the power to vote.

(7)	Includes 100 shares held by Mr. McGhee’s son, over which Mr. McGhee has no voting or investment power.

(8)
Includes 107,063 shares beneficially owned by Mr. Parrish held in MLP Limited Partnership over which Mr. Parrish has sole voting and investment power and 1,060 shares held by his spouse, Jessica J. Parrish, as custodian for Jesse Marvin Parrish KY UGMA, over which Mr. Parrish has no voting or investment power.

(9)	Includes 9,961 shares held by Governor Patton’s wife, over which Governor Patton has no voting or investment power.

(10)	Includes 341,866 shares which may be acquired by all directors and executive officers as a group pursuant to options exercisable within sixty days of the Record Date.

Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote for the election of each of the nominees listed above.  All nominees have indicated a willingness to serve and CTBI does not anticipate that any of the above nominees will decline or be unable to serve if elected as a director.  However, in the event that one or more of such nominees is unable, unwilling or unavailable to serve, the persons named in the proxy shall have authority, according to their judgment, to vote for such substitute nominees as they, after consultation with CTBI’s Board of Directors, shall determine.  If considered desirable, cumulative voting will be exercised by the persons named in the proxy to elect as many of such nominees as possible.

The Nominating and Corporate Governance Committee assists the Board in identifying qualified persons to serve as directors of CTBI.  The Committee will evaluate proposed director nominees, including incumbent directors prior to recommending renomination.  The Nominating and Corporate Governance Committee selects as candidates for nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s collective effectiveness in serving the interests of CTBI’s shareholders.

The Nominating and Corporate Governance Committee will consider candidates nominated by shareholders.  The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates any other properly recommended nominee.  Shareholders who desire to recommend a candidate for election at the next annual meeting of stockholders should submit the name of the candidate and information concerning the qualifications of the candidate by mail to the Nominating and Corporate Governance Committee at CTBI’s address on or before December 31, 2008.

The following persons are executive officers of Community Trust Bancorp, Inc. as of the Record Date.  They are not nominated to serve as directors.  Their security ownership as of the Record Date is as follows:

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Class
James B. Draughn	Executive Vice President	20,422	(2)	(1)

James J. Gartner	Executive Vice President	37,924	(3)	(1)

Mark A. Gooch	Executive Vice President and Secretary	84,180	(4)	(1)

Larry W. Jones	Executive Vice President	33,143	(5)	(1)

Tracy E. Little	Executive Vice President	9,830	(6)	(1)

Richard W. Newsom	Executive Vice President	50,888	(7)	(1)

Ricky D. Sparkman	Executive Vice President	41,282	(8)	(1)

Kevin J. Stumbo	Executive Vice President and Treasurer	34,939	(9)	(1)

Michael S. Wasson	Executive Vice President	15,098	(10)	(1)

(1)	Less than 1 percent.

(2)
Includes 7,846 shares which Mr. Draughn may acquire pursuant to options exercisable within sixty days of the Record Date and 4,020 shares held in the ESOP and 4,249 shares held in the 401(k) Plan which Mr. Draughn has the power to vote.

(3)
Includes 35,570 shares which Mr. Gartner may acquire pursuant to options exercisable within sixty days of the Record Date and 952 shares held in the ESOP and 549 shares held in the 401(k) Plan which Mr. Gartner has the power to vote.

(4)
Includes 67,133 shares which Mr. Gooch may acquire pursuant to options exercisable within sixty days of the Record Date and 7,306 shares held in the ESOP and 8,138 shares held in the 401(k) Plan which Mr. Gooch has the power to vote.

(5)	Includes 31,362 shares which Mr. Jones may acquire pursuant to options exercisable within sixty days of the Record Date and 566 shares held in the ESOP which Mr. Jones has the power to vote.

(6)
Includes 7,350 shares which Mr. Little may acquire pursuant to options exercisable within sixty days of the Record Date and 806 shares held in the ESOP and 212 shares held in the 401(k) Plan which Mr. Little has the power to vote.

(7)
Includes 37,247 shares which Mr. Newsom may acquire pursuant to options exercisable within sixty days of the Record Date and 5,162 shares held in the ESOP and 7,627 shares held in the 401(k) Plan which Mr. Newsom has the power to vote.

(8)
Includes 35,293 shares which Mr. Sparkman may acquire pursuant to options exercisable within sixty days of the Record Date and 2,605 shares held in the ESOP and 2,532 shares held in the 401(k) Plan which Mr. Sparkman has the power to vote.

(9)
Includes 26,876 shares which Mr. Stumbo may acquire pursuant to options exercisable within sixty days of the Record Date and 2,989 shares held in the ESOP and 4,222 shares held in the 401(k) Plan which Mr. Stumbo has the power to vote.

(10)
Includes 4,025 shares which Mr. Wasson may acquire pursuant to options exercisable within sixty days of the Record Date and 2,015 shares held in the ESOP and 1,644 shares held in the 401(k) Plan which Mr. Wasson has the power to vote.

BOARD OF DIRECTORS COMPENSATION

Directors of CTBI, excluding the Chairman of the Audit Committee and the Chairman of the Risk and Compliance Committee, who are not also officers of CTBI, were paid $5,000 per quarter for 2007, plus $600 if any committee meetings are attended the day prior to regularly scheduled quarterly Board meetings.  The Chairman of the Audit Committee was paid $7,500 per quarter and the Chairman of the Risk and Compliance Committee was paid $6,250 for 2007.  Directors are paid $100 for special committee meetings by telephone and $300 for other committee meetings held on days other than days prior to regularly scheduled quarterly Board meetings.  Directors who are also officers of CTBI did not receive additional compensation for serving as a director.  No option awards, stock awards, retirement benefits, or other benefits are provided to Directors of CTBI.  The following table shows the total fees paid in 2007 to each Director.
Director	2007 Fees Paid
Charles J. Baird	$ 20,000

Nick A. Cooley	20,900

Jean R. Hale	0	(1)

James E. McGhee II	20,800

M. Lynn Parrish	26,100

Paul E. Patton	20,800

Dr. James R. Ramsey	30,800

Gary G. White	15,300	(2)

Total	$ 154,700

(1)	As an officer of CTBI, Ms. Hale does not receive directors’ fees.

(2)	Mr. White was appointed to the Board on March 8, 2007.

CORPORATE GOVERNANCE

The Board of Directors has determined that the following six of CTBI’s eight directors are “independent” as defined by applicable law and NASDAQ listing standards: Nick A. Cooley, James E. McGhee II, M. Lynn Parrish, Governor Paul E. Patton, Dr. James R. Ramsey, and Gary G. White.  Mr. Parrish has been selected by the Board of Directors as the “lead independent director.”

During 2007, the Board held four executive sessions, under the guidelines for executive sessions prescribed in the Corporate Governance Guidelines, which included only non-management directors.

Corporate Governance Guidelines and the Code of Business Conduct and Ethics adopted by the Board may be found on CTBI’s website at www.ctbi.com.

Shareholders may communicate directly with the Board of Directors by sending a written communication addressed to the Chairman of the Board of Directors at CTBI’s address.

The Board of Directors held eleven meetings during the 2007 fiscal year, including the annual organizational meeting.  Each director attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which such director served in 2007, except Nick A. Cooley who attended 40% of the meetings.  It is the Board’s policy that directors should attend each annual meeting of shareholders subject to a substantial personal or business conflict.  All of CTBI’s directors who were serving at the time attended the 2007 annual meeting of shareholders.  The Board has the following committees: Audit and Asset Quality Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, Risk and Compliance Committee, and Corporate Retirement and Employee Benefit Committee.

The Audit and Asset Quality Committee (the “Audit Committee”) Charter was last approved in January 2008 and is included herein as Appendix A.  The Audit Committee Charter may also be found on CTBI’s website at www.ctbi.com.  The Audit Committee consists of Dr. James R. Ramsey (Chairman), M. Lynn Parrish (Vice Chairman), Nick A. Cooley, James E. McGhee II, Governor Paul E. Patton, and Gary G. White, all of whom meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the NASDAQ listing standards.  The Board of Directors has determined that none of the Audit Committee members has a relationship to CTBI that may interfere with his independence from the corporation and its management. The Board has determined that Dr. James R. Ramsey is an audit committee financial expert for CTBI and is independent as described above.  For further information regarding the Audit Committee, please see the Report of the Audit and Asset Quality Committee below.

The Compensation Committee consists of Governor Paul E. Patton (Chairman), Nick A. Cooley (Vice Chairman), and M. Lynn Parrish, all of whom meet the applicable independence standards.  The Compensation Committee Charter may be found on CTBI’s website at www.ctbi.com.  The Compensation Committee: (i) oversees and recommends to the Board executive officer compensation; (ii) evaluates and approves benefit and incentive compensation policies and programs for CTBI, and (iii) reviews and approves related party transactions.  This committee met once during 2007.

The Nominating and Corporate Governance Committee consists of M. Lynn Parrish (Chairman), Nick A. Cooley (Vice Chairman), James E. McGhee II, and Governor Paul E. Patton, all of whom meet the applicable independence standards.  The Nominating and Corporate Governance Committee Charter can also be found on CTBI’s website at www.ctbi.com.  The Nominating and Corporate Governance Committee: (i) evaluates and recommends nominee directors for election to the Board; and (ii) develops and recommends to the Board policies and guidelines relating to corporate governance and the identification and nomination of directors and committee members. This committee met once in 2007.  See Election of Directors for more information.

REPORT OF THE AUDIT AND ASSET QUALITY COMMITTEE

The Audit and Asset Quality Committee (the “Audit Committee”) oversees the financial reporting process of CTBI on behalf of the Board of Directors.  All directors who serve on the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the NASDAQ listing standards.  The Audit Committee monitors the integrity of CTBI’s financial statements, the qualifications and independence of CTBI’s independent registered public accounting firm (“independent auditor”), the performance of CTBI’s internal audit function, CTBI’s system of internal controls, financial reporting, and disclosure controls, and compliance with the Corporate Governance Guidelines and Code of Business Conduct and Ethics.  The Audit Committee has established procedures for the confidential, anonymous submission of concerns about accounting matters, internal controls, and auditing matters.  Management has the responsibility for the preparation of CTBI’s consolidated financial statements and management’s assertion on the design and effectiveness of CTBI’s internal control over financial reporting.  The independent auditor has the responsibility for the examination of those consolidated financial statements.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of CTBI’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America.  Additionally, the Audit Committee’s review included discussion with CTBI’s independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, (“SAS 61”).  SAS 61 requires CTBI’s independent auditor to provide the Audit Committee with additional information regarding the scope and results of its audit of CTBI’s financial statements, including with respect to (i) its responsibility under audit standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

The Audit Committee received from BKD, LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between BKD, LLP and CTBI that, in its professional judgment, may reasonably be thought to bear on independence.  BKD has discussed its independence with the Audit Committee and has confirmed in such letter that, in its professional judgment, it is independent of CTBI within the meaning of the federal securities laws.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor.  The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services.  Any other services must be specifically approved by the Audit Committee, and any proposed services exceeding the pre-approved cost levels must be specifically pre-approved by the Audit Committee.  In periods between Audit Committee meetings, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

The Audit Committee discussed with CTBI’s internal auditor and independent auditor the overall scope and plans for their respective audits.  The Audit Committee met with its internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of CTBI’s internal controls, and the overall quality of CTBI’s financial reporting.  The Audit Committee held twelve meetings during fiscal year 2007.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the independent auditor the audited consolidated financial statements of CTBI as of and for the year ended December 31, 2007 and management’s assertion on the design and effectiveness of CTBI’s internal control over financial reporting as of December 31, 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.  The Audit Committee has also recommended, subject to shareholder ratification, the selection of BKD, LLP as CTBI’s independent registered public accounting firm.

Dr. James R. Ramsey, Chairman
M. Lynn Parrish, Vice Chairman
Nick A. Cooley, Member
James E. McGhee II, Member
Governor Paul E. Patton, Member
Gary G. White, Member

March 3, 2008

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of CTBI engaged BKD, LLP (“BKD”) to serve as its independent registered certified public accounting firm for the year ended December 31, 2007.

Deloitte & Touche LLP (“Deloitte”) audited the financial statements of CTBI for the years ended December 31, 2000 through December 31, 2005.  On May 9, 2006, Deloitte resigned as the independent registered public accounting firm of CTBI.  The resignation was accepted by the Audit Committee of the Board of Directors of CTBI on the same date.  During the two most recent years in connection with the audit of CTBI’s consolidated financial statements, there were: (1) no disagreements between CTBI and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference in connection with their opinion to the subject matter of the disagreement, and (2) no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

Aggregate fees billed to CTBI for the fiscal years ending December 31, 2007 and 2006 by CTBI’s principal accounting firm, BKD, LLP were as follows:

	2007	2006
Audit fees	$289,894	$322,886
Audit related fees	59,262	84,075
Subtotal	349,156	406,961
Tax fees	64,343	62,082
Total	$413,498	$469,043

Audit related fees included payments for audits of the Community Trust Bancorp, Inc. Voluntary Employees’ Beneficiary Plan and Trust and the ESOP and the 401(k) Plan and out-of-pocket expenses related to the audit of the consolidated financial statements.  Tax fees include payments for preparation of the federal and state corporate income tax returns.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee will request shareholders to ratify its selection of BKD to examine the consolidated financial statements of CTBI for the fiscal year ending December 31, 2008.  Although action by the shareholders on this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of CTBI’s financial controls and reporting.  Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of CTBI and its shareholders.  BKD is not expected to have a representative present at the Annual Meeting.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BKD, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CTBI.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

In the ordinary course of business, CTBI, through its wholly-owned commercial bank subsidiary, Community Trust Bank, Inc. (the “Bank”), has had in the past and expects to have in the future banking transactions, including lending to its directors, officers, principal shareholders, and their associates.  When these banking transactions are credit transactions, they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.  In the opinion of CTBI’s Board of Directors, such transactions do not involve more than the normal risk of collectability or present any other unfavorable features.

Mr. Charles J. Baird, a director of CTBI, is a shareholder in Baird and Baird, P.S.C., a law firm that provided services to CTBI and its subsidiaries during 2007 and will be retained by CTBI and its subsidiaries during the fiscal year 2008.  Approximately $744,000 in legal fees and $211,655 in expenses paid on behalf of CTBI, $955,655 in total, were paid to Baird and Baird, P.S.C. during 2007.

The Board of Directors has determined that the Compensation Committee of the Board should review and approve related party transactions.  Accordingly, at each calendar year’s first regularly scheduled Compensation Committee meeting, management recommends related party transactions to be entered into by CTBI for that calendar year, including the proposed aggregate value of such transactions if applicable.  After review, the Compensation Committee recommends approval or disapproval of such transactions and at each subsequently scheduled meeting, management shall update the Compensation Committee as to any material change to those proposed transactions.  In the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Compensation Committee for consideration.  The Compensation Committee recommends providing a report to the Board of Directors at each regularly scheduled meeting of the related party transactions approved by the Compensation Committee since the date of its previous report to the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires CTBI’s executive officers and directors and persons who own more than ten percent (10%) of the Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”), as well as to furnish CTBI with a copy of such report.  Additionally, SEC regulations require CTBI to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year.  Based upon a review of Forms 3, 4, and 5 furnished to CTBI, there were fifteen Form 4 filings on behalf of directors and officers of CTBI that were inadvertently filed past the due date in 2007.  One Form 4 filed for Charles Baird which was due April 12, 2007 was filed April 24, 2007.  Three Form 4s for M. Lynn Parrish which were due April 22, 2007, November 3, 2007, and November 4, 2007 were filed on April 24, 2007, November 5, 2007, and November 5, 2007, respectively.  One Form 4 for Dr. James R. Ramsey which was due June 8, 2007 was filed on June 13, 2007.  In addition, one Form 4 with respect to option grants for each of ten executive officers was inadvertently filed one day past the due date on January 26, 2007.  These executives included James B. Draughn, James J. Gartner, Mark A. Gooch, Jean R. Hale, Larry W. Jones, Tracy E. Little, Richard W. Newsom, Ricky D. Sparkman, Kevin J. Stumbo, and Michael S. Wasson.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is designed to provide shareholders with a better understanding of our executive compensation philosophy and decision-making process.  It also explains the components of compensation paid to CTBI’s executive officers.

Executive Compensation Philosophy

The Compensation Committee believes that executive officer compensation is an integral component of CTBI’s business and human resources strategy.  It is important to CTBI’s success that highly talented individuals serve as executive officers. The Compensation Committee seeks to establish executive compensation at fair, reasonable and competitive levels. The Compensation Committee strives to provide compensation which is appropriate to attract and retain such individuals.  The Compensation Committee also believes it is important that compensation be strategy-focused and recognize individual and group contributions and results.  Therefore, the Compensation Committee desires to offer competitive, market-driven executive officer compensation packages which also provide for a meaningful portion of compensation to be tied to performance.  As a result, CTBI’s executive compensation packages include base salary and benefits as well as incentive-based cash and equity compensation.

The goal of the Compensation Committee is to offer competitive compensation packages, without being the highest or lowest provider, which will enable CTBI to attract and retain key personnel in order that shareholder value may be increased. Total compensation packages, including base salaries, are set at levels the Compensation Committee believes are sufficient to attract and retain qualified executives. The compensation of Named Executive Officers is based on the same criteria and performance factors used for all other executive officers.

Assessment of Executive Compensation

The Compensation Committee retained Amalfi Consulting, LLC (“Consultant”), an independent compensation consulting firm specializing in the financial services industry, for a review of the compensation paid to CTBI’s eleven executive officers.  The purpose of the Consultant’s review was to assist the Compensation Committee in assessing the reasonableness of current executive officer compensation packages.  In addition, the review was designed to help the Compensation Committee set the direction for future compensation determinations.  The Consultant reported directly to the Compensation Committee and evaluated the following elements of compensation: base salary, annual incentives, long-term incentives, executive benefits and perquisites.

The Consultant and the Compensation Committee worked together to select an appropriate peer group (“Peer Group”) for purposes of assessing current executive compensation packages.  The selected Peer Group consisted of 19 publicly traded financial institutions that are comparable to CTBI in asset size, geography and performance.  The compensation of four of CTBI’s executive officers (“Peer Group Comparison Executive Officers”), for whom comparable position data was available with respect to the Peer Group, was assessed with reference to Peer Group compensation. The Peer Group consisted of the following companies:

Park National Corporation	National Penn Bancshares, Inc.
1st Source Corporation	First Merchants Corporation
S&T Bancorp, Inc.	Harleysville National Corporation
Republic Bancorp, Inc.	Integra Bank Corporation
MainSource Financial Group, Inc.	First Financial Corporation
Union Bankshares Corporation	First Community Bancshares, Inc.
Virginia Commerce Bancorp, Inc.	Univest Corporation of Pennsylvania
Peoples Bancorp, Inc.	Lakeland Financial Corporation
Farmers Capital Bank Corporation	Green Bankshares, Inc.
S.Y. Bancorp, Inc.

The Consultant also compared the compensation paid by CTBI to all executive officers to the compensation paid by other companies within the financial services industry based on data included in several published surveys from the banking/financial services industry (“Survey Companies”).

Executive Compensation Components

CTBI’s executive compensation consists of the following components:

•	Salaries and Annual Cash Incentive Compensation
•	Annual Incentive-Based Compensation
•	Long-Term Equity Compensation
•	Benefits and Perquisites

Salaries and Annual Cash Incentive Compensation – Salaries for CTBI’s executives are established based upon the scope of their responsibilities, taking into account competitive market compensation paid by other similarly situated companies for comparable positions. The CEO’s compensation is set by the Compensation Committee and presented to the full Board of Directors for approval. The salary of the CEO is set based on the Compensation Committee’s review of performance objectives for CTBI which include asset and revenue growth, asset quality, identification of strategic opportunities, development and maturation of the core earnings performance, and execution of CTBI’s growth strategy, as well as the comparison of peer group data. Compensation of the other executive officers is recommended by the CEO and approved, after making any adjustments considered appropriate, by the Compensation Committee.  Salary increases are approved based upon performance for the previous year, responsibilities for the upcoming year, and compensation paid by other companies within CTBI’s peer group. The objective is to grant salary increases to retain and motivate successful performance while maintaining affordability within CTBI’s business plan.

The Consultant prepared a report for the Compensation Committee comparing the total compensation packages provided to the Peer Group Comparison Executive Officers and the components of the packages, to those offered by other companies in the Peer Group.  The Consultant’s report also compared the compensation provided by CTBI to all executive officers for the year ended December 31, 2007, to the compensation paid by Survey Companies for the year ended December 31, 2007.  Based on the results of the Consultant’s report, but also considering factors such as local market salaries and salary histories, the Compensation Committee determined that CTBI’s executive officer compensation packages for the year ended December 31, 2007 were market competitive.  However, the Consultant’s report notes that while average salaries of the Peer Group Comparison Executive Officers were slightly above the 50th percentile of Peer Group compensation, total average cash compensation for these officers was approximately 14% below the 50th percentile of Peer Group compensation.  Similarly, the Consultant’s report notes that while average salaries of all executive officers of CTBI were also slightly above the 50th percentile of similar executive officer salaries paid by Survey Companies, total average cash compensation for these officers was approximately 12% below the 50th percentile of similar executive officer cash compensation paid by the Survey Companies.

The base salaries of the Named Executive Officers for the years ended December 31, 2007 and for the year ending December 31, 2008 are shown below:

	Base Salary for 2007	Base Salary for 2008
Jean R. Hale Chairman, President, and Chief Executive Officer	$402,000	$422,000

Kevin J. Stumbo Executive Vice President and Treasurer (Principal Financial Officer)	$157,500	$165,000

Mark A. Gooch Executive Vice President and Secretary	$297,000	$312,000

Michael S. Wasson Executive Vice President	$184,000	$190,000

James B. Draughn Executive Vice President	$167,500	$177,500

Annual Incentive-Based Compensation – Annual cash incentive bonuses are awarded under the Senior Management Incentive Compensation Plan, which is open to executive officers and other members of senior management (“Participants”). The bonuses for the Participants are based on achieving the targets set for earnings per share (“EPS”) and return on average assets (“ROAA”) of CTBI.  This plan was designed to reward Participants for meeting or exceeding industry standards for profitability and was adopted to achieve the following objectives:

•	Increase the profitability and growth of CTBI in a manner which is consistent with other goals of the company
•	Provide executive compensation which is competitive with other financial institutions in the peer group
•	Attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities
•	Motivate and reward those members of management who contribute to the success of CTBI

The amounts of the Senior Management Incentive Compensation Plan awards are calculated according to a schedule comparing EPS and ROAA for the award period to a pre-determined performance standard.  For 2007, attainment of the target ROAA of 1.27% and $2.45 EPS (after accrual for the cost of incentive compensation) was required for an incentive to be earned.  Because CTBI did not achieve these targets, Participants did not receive any cash award under the Senior Management Incentive Compensation Plan for the year ended December 31, 2007.

For 2008, Senior Management Incentive Compensation Plan awards will also be calculated according to a schedule comparing EPS and ROAA for the award period to a pre-determined performance standard. For 2008, attainment of the target ROAA of 1.25% and $2.45 EPS (after accrual for the cost of incentive compensation) will be required for an incentive to be earned.  With respect to the executive officers who serve on CTBI’s Executive Committee (which includes the Named Executive Officers), the following cash incentive awards may be earned:

Target/ROAA*	Award as a % of Target Award	Award as a % of Salary
1.25% (base)	100%	10%
1.27%	150%	15%
1.29%	200%	20%
1.31%	250%	25%
1.33%	300%	30%
1.35%	350%	35%
1.37%	400%	40%
1.39%	450%	45%
1.41%	600%	60%

*For 2008, attainment of 100% of target (base) ROAA and $2.45 EPS (after accrual for the cost of incentive compensation) is required for an incentive to be earned.

Other executive officers consisting of the officers responsible for the divisions of consumer lending, residential real estate lending, sales and marketing, human resources, compliance, facilities management and the presidents of each market (“Group II Officers”) may receive awards for the year ending December 31, 2008 based on the targets applicable to members of the Executive Committee, ranging from 9% to 30% of salary. Other members of senior management consisting of Senior Vice Presidents of consolidated functions as well as others below the Senior Vice President level who are selected for participation by the Compensation Committee (“Group III Officers”) may receive awards for the year ending December 31, 2008 based on the targets applicable to members of the Executive Committee, ranging from 8.5% to 25% of salary.

The number of senior management incentive stock options granted annually is also determined under the terms of the Senior Management Incentive Compensation Plan and based on EPS and ROAA of CTBI.  Because CTBI did not achieve the targets under the Senior Management Incentive Compensation Plan for 2007, no stock options were granted to executive officers for 2007 under the Senior Management Incentive Compensation Plan.  In January 2007, stock options were granted under the Senior Management Incentive Compensation Plan to executive officers and other members of senior management based on CTBI’s attainment of requisite targets during 2006, as set forth in the table entitled “Grants of Plan Based Awards” in this proxy statement.  Based on CTBI’s performance for the year ending December 31, 2008, the following stock option awards may be made to the executive officers who serve on CTBI’s Executive Committee (which includes the Named Executive Officers) under the Senior Management Incentive Plan:

EPS as a % of Target/ROAA*	Stock Option Award as a % of Salary
1.25% (base)	100.00%
1.27%	112.00%
1.29%	125.00%
1.31%	137.50%
1.33%	150.00%
1.35%	162.50%
1.37%	175.00%
1.39%	187.50%
1.41%	200.00%

*For 2008, attainment of 100% of target (base) ROAA and $2.45 EPS (after accrual for the cost of incentive compensation) is required for an incentive to be earned.

Group II Participants may receive stock option awards for the year ending December 31, 2008 based on the targets applicable to members of the Executive Committee, ranging from 50% to 100% of salary.  Group III Participants may receive stock option awards for the year ending December 31, 2008 based on the targets applicable to members of the Executive Committee, ranging from 25% to 50% of salary.

Long-Term Equity Compensation – CTBI’s philosophy is that long-term performance is achieved through aligning the interests of its executives with its shareholders through the use of stock-based awards. The Community Trust Bancorp, Inc. 2006 Stock Ownership Incentive Plan (the “2006 Plan”) was approved by CTBI’s shareholders at the 2006 Annual Meeting of Shareholders. The purpose of the 2006 Plan is to enhance the ability of CTBI to secure and retain the services of persons eligible to participate and to provide incentives for such persons to exert maximum efforts for the success of CTBI. The 2006 Plan is administered by the Compensation Committee.

In addition to the senior management incentive options that may be awarded pursuant to the Senior Management Incentive Compensation Plan, stock options may also be granted for management retention purposes under the 2006 Plan upon approval by the Compensation Committee.  The Compensation Committee also has authority to grant equity awards in other forms, such as restricted stock. Management retention options are granted in connection with the hiring of new executives and the retention of key executives. Stock options are granted at the closing market price on the date of the grant, and the 2006 Plan does not permit the Board or the Compensation Committee to reprice stock options.

Pursuant to the 2006 Plan, the Compensation Committee granted the following retention options and shares of restricted stock to the Named Executive Officers in January 2008:

	Options Granted (Shares)	Restricted Stock Granted (Shares)
Jean R. Hale Chairman and Chief Executive Officer	6,250	1,420

Kevin J. Stumbo Executive Vice President and Treasurer (Principal Financial Officer)	3,750	852

Mark A. Gooch Executive Vice President and Secretary	5,000	1,136

Michael S. Wasson Executive Vice President	3,750	852

James B. Draughn Executive Vice President	3,750	852

Each retention option has an exercise price of $28.32 (equal to fair market value on the date of grant), a term of 10 years and a five-year vesting period.  The restrictions on the restricted stock will generally lapse only if the holder continues to be employed by CTBI for a period of five years following the date of grant.

The Compensation Committee determined the amount of stock option and restricted stock grants based on equity incentive grants made by other companies within the financial services industry, including the Peer Group. The Compensation Committee believes that both stock options and restricted stock align executive officer incentives with shareholder interests. The Compensation Committee also believes that restricted stock is a particularly effective vehicle to retain key executives because none of the restricted shares will be become free of restriction (subject to exceptions related to death, disability or change in control of CTBI and, with the approval of the Compensation Committee, retirement) unless the holder remains in the employment of CTBI for a period of five years from the date of grant.  The Consultant compared equity award levels of CTBI, as a percent of salary, to the Peer Group.  The Consultant looked at the three-year average of equity awards to consider a longer period of award behavior.  The Consultant’s report notes that while median equity awards granted to named executive officers of the Peer Group ranged from 17% to 21% of base salary, equity awards to Named Executive Officers at CTBI, were closer to the Peer Group’s 75th percentile, ranging from 28% to 31% of salary, which seemed appropriate given CTBI’s past performance.

Benefits and Perquisites – CTBI does not provide significant perquisites or personal benefits to its executive officers; however, the Named Executive Officers, as well as other executive officers and members of senior management, are provided with perquisites with an aggregate value of less than $10,000, including country club memberships.

Long-term incentives to align the interests of CTBI’s employees with the shareholders have been implemented through the development of a company-sponsored ESOP. The ESOP provides awards of CTBI stock subject to vesting requirements. Participation in the ESOP is available to any employee of CTBI or its subsidiaries who has been employed for one year, completed 1,000 hours of service, and attained the age of 21. CTBI currently contributes 4% of covered employees’ gross wages to the ESOP. The ESOP uses the contribution to acquire shares of CTBI’s common stock.

CTBI has established a 401(k) Plan within which employees can contribute 1% to 15% of their annual salary and CTBI will contribute 50% of the first 8% of contributions.  CTBI also provides health insurance, life insurance, and other programs that are usual and customary to encourage retention of employees.  Named Executive Officers also participate in CTBI’s supplemental executive life insurance plan.  This plan provides a split-dollar share of death benefits at an amount necessary to provide the Named Executive Officer with a total company-provided death benefit of three times their annual salary.  This amount is consistent with the death benefit provided to other eligible employees.  The benefit is dependent upon the executive’s eligibility to receive payments. Additionally, each Named Executive Officer is provided a post-retirement death benefit equal to one times his or her annual salary.  The benefits are funded with bank-owned life insurance (BOLI).  The BOLI is used to provide the additional post-retirement death benefit to the Named Executive Officer with minimal cost to CTBI.  Split-dollar life insurance plans are widely available in the banking industry, because the financial institution will recover its plan costs upon the death of an executive, and the executive’s beneficiary will receive a split of the insurance proceeds.  This benefit provides further incentive for longevity with CTBI.

The Consultant’s report found that CTBI offered a competitive level of benefits compared to the Peer Group.  However, CTBI does not sponsor any supplemental executive retirement plan or deferred compensation plan.  The Consultant’s report noted that 79% of the Peer Group have either a deferred compensation plan or a supplemental executive retirement plan.  The Compensation Committee determined that it would not recommend that CTBI implement a deferred compensation plan or supplemental executive retirement plan at this time.  However, the Compensation Committee may consider the implementation of such a plan in the future.

On a long-term basis, the Compensation Committee believes that it is in the best interest of CTBI to establish executive officer compensation at levels similar to compensation paid by peer group companies with comparable past performance. The Compensation Committee believes that CTBI’s executive officers performed at a high level in 2007. However, in light of the current economic uncertainties and challenges facing financial institutions, the Compensation Committee concluded that CTBI should not make significant changes to executive compensation levels for 2008.  Instead, the Compensation Committee believes it is in the best interest of CTBI to attain these executive officer compensation levels on a gradual basis over the next few years.

OBRA Deductibility Limitation

The Omnibus Budget Reconciliation Act of 1994 (“OBRA”) prohibits the tax deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. CTBI has no executive officers that exceed this amount and, therefore, has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

As of December 31, 2007, CTBI had in effect certain termination of employment and change-in-control agreements (“Severance Agreements”) with each of its Named Executive Officers, as well as its other executive officers. Severance Agreements are offered in order to attract and retain key executives by protecting them in case of a change-in-control of the company. The Severance Agreements are effective for a term equal to the longer of three years or the covered period should a change-in-control of CTBI occur during such three-year period. These agreements are automatically renewable for additional one-year periods, and the covered period during which the terms and conditions of the Severance Agreements are effective is the period of time following a change-in-control equal to (i) two years following the occurrence of the change-in-control in the event of an involuntary termination or a voluntary termination following a change in duties, or (ii) the thirteenth month following the change-in-control in the event of a voluntary termination not preceded by a change in duties.

The Severance Agreements require the payment to a Named Executive Officer or other executive officer of a severance amount in the event of an involuntary or voluntary termination of employment after a change-in-control of CTBI during the covered period. The severance amount payable under the Severance Agreements is equal to (i) 2.99 times the Named Executive Officer’s or other executive officer’s base annual salary in the event of involuntary termination or in the event of a voluntary termination of employment preceded by a change in duties subsequent to a change-in-control of CTBI, or (ii) 2.00 times the Named Executive Officer’s or other executive officer’s annual base salary in the event of a voluntary termination of employment not preceded by a change in duties subsequent to a change-in-control of CTBI.

A change-in-control occurs, for purposes of the Severance Agreements, when (i) any person, including a group under Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the owner of 30% or more of the combined voting power of CTBI’s outstanding securities; (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other combination, sale of assets or contested election, the persons who were directors of CTBI before such transaction(s) cease to constitute a majority of the Board of Directors of CTBI or successor of CTBI; (iii) a tender or exchange offer is made and consummated for the ownership of 30% or more of the combined voting power of CTBI’s outstanding voting securities; or (iv) CTBI transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of CTBI.

The Compensation Committee believes the use and structure of the Severance Agreements are consistent with CTBI’s compensation objectives to attract, motivate and retain highly qualified executives.  The Compensation Committee also believes that the Severance Agreements promote job stability and financial security, preserve morale and productivity, and encourage retention in the event of an actual or potential change-in-control.  However, the Compensation Committee intends to review the terms of the Severance Agreements annually in the context of executive compensation packages and related developments.

No termination of employment or change-in-control payments were made in 2007.

Role of the Compensation Committee

All directors who serve on the Compensation Committee are independent in accordance with the NASDAQ listing standards.  During 2007, there were no interlocking relationships between any executive officers of CTBI and any entity whose directors or executive officers serve on the Board of Directors’ Compensation Committee.

The principal duties of the Compensation Committee are to set the compensation of the CEO, review the recommendations of the CEO concerning appropriate compensation of the other executive officers of CTBI and establish the compensation of the other executive officers, and make recommendations to the Board concerning executive officer compensation for approval. The Compensation Committee has responsibility for establishing, implementing, and continually monitoring adherence with CTBI’s compensation philosophy.

The Compensation Committee periodically reviews the compensation levels of the Board. In its review, the Compensation Committee looks to ensure that the compensation is fair and reasonable commensurate to the amount of work required from the individual directors as well as from the Board in aggregate.  The Compensation Committee also periodically reviews Board committee compensation levels and practices and recommends to the Board changes in such compensation levels and practices.  Although the Compensation Committee did not increase the level of Board compensation for 2008, the Compensation Committee expects to review the level of Board compensation in upcoming years and make appropriate adjustments.  At the current time, chairs of two Board committees (the Audit and Asset Quality Committee and the Risk and Compliance Committee) receive additional compensation for serving as chair, while chairs of the other Board committees receive the same compensation as other members of the committees.  The Compensation Committee will likely review the compensation paid to chairs of those Board committees in the future.

The Compensation Committee is responsible for the review and approval of corporate goals and objectives relevant to the compensation of CTBI’s CEO to evaluate the performance of the CEO in light of the goals and objectives. The Compensation Committee determines and approves the CEO’s compensation levels based on this evaluation. Additionally, the Compensation Committee reviews compensation levels of CTBI’s other executive officers. To achieve these goals and objectives, the Compensation Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels within our peer group.  The Compensation Committee makes recommendations to the Board with respect to compensation plans, incentive plans, and stock option plans and oversees the administration of these plans.

The Compensation Committee has followed certain fundamental objectives to ensure the effectiveness of CTBI’s compensation strategy.  The Compensation Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Compensation Committee believes that the long-term success of CTBI and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives.  CTBI’s compensation strategy encourages alignment with the interests of management and shareholders.  The Compensation Committee seeks to provide full disclosure to the independent members of the Board of Directors of CTBI’s compensation practices and issues to ensure that all directors understand the implications of committee decisions.

The Compensation Committee recognizes that the competition among financial institutions for attracting and retaining senior management executives has become more intense in the past few years. The Compensation Committee takes such market considerations into account to ensure that CTBI is providing appropriate long-term incentives to enable it to continue to attract new senior management executives and to retain current executives.

The Compensation Committee has established various processes to assist it in ensuring CTBI’s compensation program is achieving its objectives.  Among these are:

•
Assessment of Company Performance - The Compensation Committee uses company performance measures in two ways. In establishing total compensation ranges, the Compensation Committee considers various measures of company and industry performance, asset growth, earnings per share, return on assets, return on equity, total shareholder return, and the effective execution of CTBI’s growth strategy. The Compensation Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

•
Assessment of Individual Performance - Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. The CEO’s compensation is determined by the Compensation Committee. For the other Named Executive Officers, the Compensation Committee receives a performance assessment and compensation recommendation from the CEO and also exercises its judgment based on the Board’s interactions with the executive officer. As with the CEO, the performance evaluation of these executives is based on their contributions to CTBI’s performance, and other leadership accomplishments.

•
Total Compensation Review – The Compensation Committee reviews each executive’s base pay, bonus, and equity incentives annually. In addition to these primary compensation elements, the Compensation Committee reviews other compensation and payments that would be required under various severance and change-in-control scenarios.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of CTBI has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Governor Paul E. Patton, Chairman
Nick A. Cooley, Member
M. Lynn Parrish, Member

March 3, 2008

EXECUTIVE COMPENSATION

The following table sets forth the total annual compensation paid or accrued by CTBI to or for the account of the Chief Executive Officer, the Principal Financial Officer, and each of the other three most highly compensated executive officers of CTBI for the fiscal year ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Options (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)
Jean R. Hale, Chairman, President and Chief Executive Officer	2007 2006	398,154 349,538	0 70,400	88,764 75,726	17,864 19,198	504,782 514,862

Kevin J. Stumbo, Executive Vice President and Treasurer (Principal Financial Officer)	2007 2006	156,923 148,846	0 30,000	47,474 47,790	11,813 10,240	216,210 236,876

Mark A. Gooch, Executive Vice President and Secretary	2007 2006	294,923 268,077	0 54,000	66,796 56,406	17,844 17,215	379,563 395,698

Michael S.Wasson, Executive Vice President	2007 2006	183,538 177,231	0 35,600	43,952 38,065	109,536 16,502	337,026 267,398

James B. Draughn, Executive Vice President	2007 2006	166,154 148,846	0 30,000	57,856 64,125	64,869 11,846	288,879 254,817

(1)
Bonuses are paid under the Senior Management Incentive Compensation Plan, which is open to all executive officers, market presidents, and senior vice presidents of consolidated functions. Individuals below senior vice president level may be recommended and approved by the Compensation Committee for special awards of options for extraordinary performance.  Bonuses for executive officers are earned based on CTBI reaching certain earnings per share and return on assets goals after accruing for the cost of the bonuses.  In 2007, CTBI did not meet these goals, and therefore, no bonus was earned. (See the Compensation Discussion and Analysis.)

(2)
This column includes the value of all option awards under the company stock ownership plans.  The value is the amount recognized for financial statement reporting purposes with respect to fiscal year 2007 and 2006 in accordance with FAS 123(R).  The assumptions used in the valuation of option awards are included in notes 1 and 14 to CTBI’s consolidated financial statements for the year ended December 31, 2007 included in CTBI’s Annual Report on Form 10-K filed with the SEC on March 5, 2008.

(3)	The compensation represented by the amounts for 2007 and 2006 set forth in the All Other Compensation column for NEOs is detailed in the following tables.

Name	Year	Company Contributions to ESOP ($)	Company Contributions to 401(k) ($)	Perquisites ($)	Company Paid Life Insurance Premiums ($)	Total All Other Compensation ($)
		(a)	(a)	(b)	(c)
Jean R. Hale	2007	9,000	4,954	-	3,910	17,864
	2006	8,800	6,743	-	3,655	19,198

Kevin J. Stumbo	2007	7,477	3,738	-	598	11,813
	2006	6,494	3,247	-	499	10,240

Mark A. Gooch	2007	9,000	7,750	-	1,094	17,844
	2006	8,800	7,500	-	915	17,215

Michael S. Wasson	2007	8,766	6,103	93,228	1,439	109,536
	2006	7,761	6,500	-	1,241	16,502

James B. Draughn	2007	7,846	5,885	50,550	588	64,869
	2006	6,494	4,870	-	482	11,846

(a)
For further information regarding the ESOP and 401(k) Plans, see the Compensation Discussion & Analysis. Company Contributions to the ESOP in 2006 for Ms. Hale and Mr. Gooch reflect retroactive reallocations to comply with certain limits on employer contributions to the ESOP.  The amounts previously reported in 2006 for Ms. Hale and Mr. Gooch were $15,262 and $11,703, respectively.  Total All Other Compensation and Total Compensation in the above tables have been restated to reflect this change.

(b)
This includes the federal and state tax gross-up of including taxable income from nonqualified stock options in 2007.  In addition, Mr. Wasson’s perquisites include $1,374 for personal use of the leased value of a company automobile.

(c)
This column included excess premiums reported as taxable compensation on the NEO’s W-2 for life insurance at three times salary.  A similar insurance benefit at three times salary is provided to all full-time employees on a nondiscriminatory basis.

The following table sets forth the information regarding plan based awards granted to NEOs in 2007.   No bonuses were granted to NEOs during 2007.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Payouts Under Non-Equity Incentive Plan Awards (1) ($)	All Other Awards: Number of Securities Underlying Options Granted (2) (#)	Exercise or Base Price ($/share)	Grant Date Fair Value of Equity Awards (3) ($)

Jean R. Hale	1/23/2007	---------	11,297	38.95	143,924
Kevin J. Stumbo	1/23/2007	---------	4,814	38.95	61,330
Mark A. Gooch	1/23/2007	---------	8,665	38.95	110,392
Michael S. Wasson	1/23/2007	---------	5,712	38.95	72,771
James B. Draughn	1/23/2007	---------	4,814	38.95	61,330

(1)
This column shows the payouts for 2007 performance under the Senior Management Incentive Compensation Plan as described in the Incentive Based Compensation section of the Compensation Discussion & Analysis.   There was no bonus payment earned for 2007.

(2)
All options granted to NEOs were senior management incentive options earned during 2006 and granted in 2007 under the company stock ownership plans with an exercise price equal to the closing market price on the date of the grant.

(3)	The grant-date fair value of stock options is measured using the Black-Scholes option-pricing model in accordance with FAS 123(R).

The following tables set forth information concerning options exercised by the NEOs during 2007 and 2006 and the number and value of unexercised options held by the NEOs of CTBI at December 31, 2007.

OPTION EXERCISES

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)
Jean R. Hale	0	-

Kevin J. Stumbo	6,207	63,468

Mark A. Gooch	0	-

Michael S. Wasson	12,306	194,359

James B. Draughn	6,655	142,370

(1) The value realized is calculated based on the closing market price on the date of exercise.

OUTSTANDING EQUITY AWARDS-2007

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End (1) (#)		Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options at Fiscal Year-End (2) ($)
	Exercisable	Unexercisable			Exercisable	Unexercisable
Jean R. Hale
Granted 07/27/99	29,282	0	15.368	07/27/09	356,128	-
Granted 01/25/00	5,952	0	13.233	01/25/10	85,096	-
Granted 01/23/01	13,310	0	11.833	01/23/11	208,927	-
Granted 01/29/02	13,310	0	16.717	01/29/12	143,921	-
Granted 01/17/03	12,390	0	20.983	01/17/13	81,117	-
Granted 01/27/04	0	8,250	27.109	01/27/14	-	3,473
Granted 01/28/05	4,776	4,776	30.880	01/28/15	-	-
Granted 01/27/06	2,466	7,398	32.440	01/27/16	-	-
Granted 01/23/07	0	11,297	38.950	01/23/17	-	-
Kevin J. Stumbo
Granted 10/22/02	23,620	0	19.992	10/22/12	178,048	-
Granted 01/27/04	0	2,750	27.109	01/27/14	-	1,158
Granted 01/28/05	0	2,024	30.880	01/28/15	-	-
Granted 01/27/06	0	3,121	32.440	01/27/16	-	-
Granted 01/23/07	0	4,814	38.950	01/23/17	-	-
Mark A. Gooch
Granted 07/27/99	14,641	0	15.368	07/27/09	178,064	-
Granted 01/25/00	8,501	0	13.233	01/25/10	121,539	-
Granted 01/23/01	13,310	0	11.833	01/23/11	208,927	-
Granted 01/29/02	9,983	0	16.717	01/29/12	107,946	-
Granted 01/17/03	9,293	0	20.983	01/17/13	60,841	-
Granted 01/27/04	0	5,500	27.109	01/27/14	-	2,316
Granted 01/28/05	3,642	3,642	30.880	01/28/15	-	-
Granted 01/27/06	1,888	5,664	32.440	01/27/16	-	-
Granted 01/23/07	0	8,665	38.950	01/23/17	-	-
Michael S. Wasson
Granted 01/27/04	0	2,750	27.109	01/27/14	-	1,158
Granted 01/28/05	0	2,606	30.880	01/28/15	-	-
Granted 01/27/06	0	3,883	32.440	01/27/16	-	-
Granted 01/23/07	0	5,712	38.950	01/23/17	-	-
James B. Draughn
Granted 01/17/03	1,406	0	20.983	01/17/13	-	-
Granted 01/27/04	0	2,750	27.109	01/27/14	-	1,158
Granted 01/28/05	2,104	2,104	30.880	01/28/15	-	-
Granted 01/27/06	1,040	13,121	32.440	01/27/16	-	-
Granted 01/23/07	0	4,814	38.950	01/23/17	-	-

(1) Options granted as senior management incentive options in the stock ownership plans become exercisable in equal 25% installments beginning one year after the date of the grant and become fully exercisable upon a change in control of CTBI.  Options granted as management retention options in the stock ownership plans become exercisable after five years and become fully exercisable upon a change in control of CTBI.  Options expire if not exercised ten years after the date of the grant.

(2)	Based on the closing price of $27.53 of our common stock at December 31, 2007.

CHANGE IN CONTROL AND TERMINATION BENEFITS

CTBI provides additional benefits, not included in the previous tables, to the NEOs in the event of a change in control.  The following table provides an estimate of the value of such benefits, assuming the change in control had occurred on December 31, 2007.

Name	Severance payment equal to 2.99 times annual base salary (1) ($)	Severance payment equal to 2.00 times annual base salary (2) ($)	Acceleration of stock options (3) ($)	Total (based on 2.99 times annual base salary) (1) ($)	Total (based on 2.00 times annual base salary) (2) ($)
Jean R. Hale	1,201,980	804,000	3,473	1,205,453	807,473

Kevin J. Stumbo	470,925	315,000	1,158	472,083	316,158

Mark A. Gooch	888,030	594,000	2,316	890,346	596,316

Michael S. Wasson	550,160	368,000	1,158	551,318	369,158

James B. Draughn	500,825	335,000	1,158	501,982	336,158

(1)
Severance agreements with the NEOs require payment of an amount equal to 2.99 times annual base salary in the event of a change in control of CTBI followed by:  (a) a subsequent involuntary termination; or  (b) a voluntary termination preceded by a change in duties.

(2)
Severance agreements with the NEOs require payment of an amount equal to 2.00 times annual base salary in the event of a voluntary termination not preceded by a change in duties subsequent to a change in control of CTBI.

(3)
Stock options held by the NEOs provide for full vesting upon a change in control.  In addition, upon the death or disability of the NEOs, stock options held by the NEOs become fully vested.  The amounts shown represent the in-the-money value of the options that would accelerate, calculated based on the positive difference between the option exercise price and $27.53 which was the closing price for a share of our common stock on December 31, 2007.

See the Employment Contracts, Termination of Employment and Change-in-Control Agreements section of the Compensation Discussion & Analysis for further information.

SHAREHOLDER PROPOSALS

It is currently contemplated that CTBI’s 2008 Annual Meeting of Shareholders will be held on or about April 21, 2009.  In the event that a shareholder desires to have a proposal considered for presentation at CTBI’s 2009 Annual Meeting of Shareholders and inclusion in the Proxy Statement for such meeting, the proposal must be forwarded in writing to the Secretary of CTBI so that it is received no later than November 12, 2008.  Any such proposal must comply with the requirements of Rule 14(a)-8 promulgated under the Act.  If a shareholder intends to present a proposal at the 2009 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in CTBI’s Proxy, Notice of Meeting, and Proxy Statement, such proposal must be received by the Secretary of CTBI prior to January 26, 2009 or CTBI’s management proxies for the 2009 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in CTBI’s Proxy, Notice of Meeting or Proxy Statement.

MISCELLANEOUS

The Board of Directors of CTBI knows of no other business to be presented to the Annual Meeting.  If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy.  The Board of Directors urges each shareholder who does not intend to be present and to vote at the Annual Meeting to submit a proxy as promptly as possible.

By Order of the Board of Directors

Pikeville, Kentucky	/s/ Jean R. Hale
Date: March 12, 2008	Jean R. Hale
Chairman of the Board, President, and Chief Executive Officer

APPENDIX A

CHARTER OF THE
AUDIT AND ASSET QUALITY COMMITTEE OF THE
BOARD OF DIRECTORS OF COMMUNITY TRUST BANCORP, INC.

As Approved by the Board of Directors on January 29, 2008

I.           AUTHORITY AND MEMBERSHIP

Membership.  The members of the Audit and Asset Quality Committee (“the Committee”) are appointed annually by the Board of Directors of Community Trust Bancorp, Inc. (the “Board”) on the recommendation of the Nominating and Corporate Governance Committee.  The members will serve until their successors are duly elected and qualified by the Board.  The qualifications of each member of the Committee will be reviewed annually.

The Board determines the number of members in the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the Community Trust Bancorp, Inc. (the “Corporation”) Bylaws or by requirements of the Nasdaq Global Select Market or such other exchange or system on which the Corporation’s securities are listed, quoted and/or traded (“Listing Requirements”).  In no event will the number of members be less than three (3).

Committee members must fully satisfy independence and experience requirements as prescribed in Listing Requirements, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (“SEC”), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations thereunder.

At least one member of the Committee must be a “financial expert” as defined by the rules of the SEC and meet the “financial sophistication” experience or background standards contained in the Listing Requirements.  All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment to the Committee. Committee members are encouraged to participate in continuing training and education programs and sessions in order to improve oversight skills and financial literacy, with such participation being considered in the annual assessment of the Committee’s performance.

No member of the Committee may be an “affiliated person” of the Corporation or any of its subsidiaries (as defined under federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies. Fees for service as a director (and as a committee member or committee chair) are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

Committee Chair and Secretary.  The Board will appoint one of the members of the Committee to serve as Committee Chair.  The Committee may also appoint a Secretary, who need not be a director.

Legal, Accounting and Other Advisors.  The Committee has the authority, as it deems necessary or appropriate, to retain independent legal, accounting or other advisors.  The Committee also has the authority, as it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties.  The Corporation will provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Committee.  The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, independent auditors or other advisors to attend a meeting of the Committee or to meet with any members of, or advisor to, the Committee.

The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The independent auditors will report directly to the Committee.

II.           PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to:

•	Provide assistance to the Board by monitoring:

(a)	the integrity of the financial statements of the Corporation;

(b)	the independent auditors’ qualifications and independence;

(c)	the performance of the Corporation’s and its subsidiaries’ internal audit function and independent auditors;

(d)	the Corporation’s system of internal controls;

(e)	the Corporation’s financial reporting and system of disclosure controls;

(f)	the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

•	Prepare the Committee report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

The Committee will also perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee and by a fiduciary audit committee for any subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

With respect to joint sessions of the Committee:

(a)
The Committee may meet simultaneously as a committee of the Corporation and any subsidiary of the Corporation that does not have its own Audit Committee, though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Corporation and one or more subsidiaries may have different interests; and

(b)
The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporation and those of the Corporation’s subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

The Committee’s role is one of oversight as set forth in this charter.  It is not the duty of the Committee to prepare the Corporation’s financial statements, to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”).  The Corporation’s management is responsible for preparing the Corporation’s financial statements and for maintaining internal controls.  The independent auditors are responsible for auditing the financial statements.

III.           RESPONSIBILITIES OF THE COMMITTEE

Charter Review

•	Review and reassess the adequacy of the Committee’s charter at least annually and recommend to the Board any necessary or desirable changes to the charter; and

•
Publicly disclose the charter and any amendments to the charter on the Corporation’s website and/or as otherwise required by the SEC, Listing Requirements and rules or regulations of any other regulatory body or stock exchange having authority over the Corporation.

Financial Reporting / Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

•
Review and discuss with management and the independent auditors the Corporation’s quarterly financial statements and its Quarterly Report on Form 10-Q and determine whether the quarterly financial statements should be included in the Corporation’s Form 10-Q;

•
Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements and its Annual Report on Form 10-K and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K;

•
Review and discuss with management and, where appropriate, the independent auditors, the Corporation’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, call reports or other public disclosures, including the use of “pro forma” or “ adjusted” non-GAAP information, and all reconciliations of the same;

•
Review and discuss with the Corporation’s Chief Executive Officer and principal financial officer all matters such officers are required to certify in connection with the Corporation’s Form 10-Q and 10-K or other filings or reports;

•
Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or GAAP methods on the Corporation’s financial statements;

•
Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Corporation’s financial statements, financial condition or results of operations and any necessary disclosures related thereto;

•
Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

•
Ensure that the Corporation’s independent auditors report to the Committee all of the Corporation’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

•	Ensure that the Corporation’s independent auditors share with the Committee all material written communication between the auditors and management;

•	Discuss with the Corporation’s independent auditors, internal auditors, and management their assessments of the adequacy of the Corporation’s internal controls and disclosure controls and procedures;

•	Assess whether management is resolving any internal control weaknesses diligently;

•
Discuss with the Corporation’s independent auditors, internal auditors and management as appropriate the Corporation’s FDICIA internal controls report and the attestation of the Corporation’s independent auditors to the same;

•
Discuss with the Corporation’s independent auditors, internal auditors and management as appropriate any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

•	Monitor the Corporation’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters;

•
Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

•
Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls or other related matters with respect to the Corporation’s subsidiaries.

Independent Auditors

•	Hire, fire, compensate, review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

•	Review the experience, rotation and qualifications of the senior members of the independent auditors’ team;

•	Monitor the independence, qualifications and performance of the independent auditors by, among other things;

(a)
Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Corporation;

(b)	Reviewing with the independent auditors any relationships between the Corporation and the independent auditors or any services that may impact the objectivity and independence of the auditors;

(c)
Evaluating the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors;

(d)
Establishing and overseeing restrictions on the actions of directors, officers or employees of the Corporation in illegally influencing, coercing, manipulating or misleading the Corporation’s independent auditors, including violations of Rule 13b2-2 under the Exchange Act; and

(e)	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•
Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph.  In no event shall the independent auditors perform any non-audit services for the Corporation which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Corporation Accounting Oversight Board (or other similar body as may be established from time to time).  The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board.  Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval will not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit.  Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, will be disclosed when required as promptly as practicable in the Corporation’s quarterly or annual reports required by Section 13(a) of the Exchange Act;

•
Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

•
Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including the prohibition on employment of specified persons under Section 10A(1) of the Exchange Act;

•	If appropriate, discuss with the national office of the independent auditors issues on which it was consulted by the Corporation’s audit team and any matters of audit quality and consistency; and

•	Ensure that the independent auditors have access to all necessary Corporation personnel, records or other resources.

Internal Audit Function

•	Review and oversee the appointment, performance, compensation and replacement of the Chief Audit Executive (CAE);

•	Review and approve the charter, plans, activities, staffing and organizational structure of the internal audit function;

•	Review internal audit reports and management’s responses to such reports;

•	Ensure the CAE and internal audit staff have access to all necessary Corporation resources, and

•	On a regular basis, meet separately with the CAE to discuss any matters that the committee or internal audit believes should be discussed privately.

Compliance Oversight

•
Discuss with management and the CAE the Corporation’s processes regarding compliance with applicable laws and regulations and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; obtain reports from management, the CAE and the independent auditors regarding compliance by the Corporation and its subsidiaries with applicable legal requirements (including suspicious activity reports and regulatory exam reports) and the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and from time to time advise the Board of Directors with respect to the same.  Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that no reports were required to be furnished to the Committee under Section 10A;

•	Establish and review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

•	Review any related party transactions of the type that would require disclosure under Item 404 of SEC Regulation S-K for potential conflicts of interest situations;

•
Establish procedures and require the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

•
Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies or compliance with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

•
Discuss with the Corporation’s internal and/or outside legal counsel any legal matters that may have a material impact on the financial statements or that may have an impact on the Corporation’s compliance policies.

Asset Quality

•	Review the plans, reports and activities of the loan review function, and ensure that management responds appropriately to recommendations and findings included in Loan Review reports.

Subsidiaries of the Corporation

•
Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Corporation that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Section 363.2 (a) and (b) and Section 363.3 (a) and (b), respectively; and

•
Perform the duties required to be performed by the fiduciary audit committee for any subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

•	On a regular basis, as appropriate, meet separately with management (in particular, the Chief Executive Officer and the principal financial officer), the CAE, and with the independent auditors;

•	Report regularly to the Board with respect to the Committee’s activities;

•	Maintain minutes or other records of the Committee’s meetings and activities;

•
Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees or members when appropriate;

•	Prepare the audit committee report to be included in the Corporation’s proxy statement when and as required by the rules of the SEC; and

•	Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors or other persons as to matters which the Committee member reasonably believe to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority. A-4

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY TRUST BANCORP, INC., 346 NORTH MAYO TRAIL, PIKEVILLE, KY 41501-1492

The Undersigned Shareholder of COMMUNITY TRUST BANCORP, INC., a Kentucky corporation, hereby appoints DR. ORVILLE CLARK, JR., MARILYN T. JUSTICE, and ERNEST M. ROGERS, or any one of them acting in the absence of the others, as the attorneys and proxies of the undersigned with full power of substitution, to vote all shares of stock of Community Trust Bancorp, Inc., as designated on the reverse side, which the undersigned holds of record at the close of business on February 29, 2008, and is entitled to vote at the Annual Meeting of Shareholders to be held at COMMUNITY TRUST BANK, INC., 346 NORTH MAYO TRAIL, PIKEVILLE, KENTUCKY, at 10:00 a.m. on April 22, 2008, and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, AND SIGN THIS PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SEE FOR IMPORTANT INFORMATION.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    COMMUNITY TRUST BANCORP, INC.

THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2.

Vote on Directors

1. ELECTION OF DIRECTORS: [ ] For All [ ] Withhold All [ ] For All Except

Nominees:
01) Charles J. Baird
02) Nick A. Cooley
03) Jean R. Hale
04) James E. McGhee II
05) M. Lynn Parrish
06) Paul E. Patton
07) Dr. James R. Ramsey
08) Gary G. White

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Vote on Proposal

2. Proposal to ratify and approve the appointment of BKD, LLP as Community Trust Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.
               For [ ] Against [ ] Abstain [ ]

In their discretion, the Proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please indicate if you plan to attend this meeting. Yes [ ] No [ ]

(When shares are held by joint tenants, both should sign. Trustees, guardians, attorneys, executors, administrators and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, the President or other authorized officer should sign in the full corporate name. If a partnership, an authorized person should sign in partnership name.)

Signature Date	Signature (Joint Owners) Date

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Community Trust Bancorp, Inc.
in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the
Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Community Trust Bancorp, Inc., c/o
Broadridge, 51 Mercedes Way, Edgewood, NY 11717.